Exhibit 10.5

Summary Translation of
Maximum Rights Pledge Contract
No.: 102061100317-2

Note:  This is only a summary translation.

Pledgee (Party A):  Guangdong Development Bank Holdings Co., Ltd., Shenzhen Branch

Legal Representative:  YANG Xiaozhou
Title: Branch Manager

Pledgor (Party B):  Comtech Software Technology (Shenzhen) Co., Ltd.
Legal Representative:  ZHAO Bingfu
Title: Chief Financial Officer

To assure the fulfillment of the debt obligation under the principal contract stipulated in Article 1 of this contract, Party B is willing to provide guarantee to Party A.  Unless otherwise provided in this contract, the interpretation of the terms used herein follows the definitions in the principal contract.

Article 1.	Principal Contract

Credit Facility Agreement (No. 102061100317) by and between the debtor of the principal contract and Party A of this guarantee contract, dated November 9, 2010

Article 2.	Maximum Guaranteed Amount

The maximum guaranteed amount under this contract is the sum of the following two items:

1.	The maximum outstanding balance of the principal of the guaranteed debts:

US$ 8,650,000.00

2.	All of the amount, fees and expenses stipulated in Article 4 of this contract

Article 3.	Pledged Rights

1.	See “List of Pledged Rights” provided by Party B.

2.
The yields on the pledge hereunder and pledged rights listed in “List of Pledged Rights” (including but not limited to interests, dividends, bonus, share allotment, share distribution, licensing fees of patents and trademarks and copy right use fees) and all subordinated rights.  Party A has the right to receive the yields on the pledged rights mentioned above and the subordinate rights.

3.	Subrogation for the pledge hereunder and pledged rights, including but not limited to insurance, compensation or reimbursement or sales consideration of the pledged rights.

4.
The value of the pledged rights specified in “List of Pledged Rights” is not the basis on which Party A shall use to dispose the pledged rights pursuant to the provisions herein nor does it constitute any restriction on Party A’s exercise of its pledgee’s rights.

Article 4.	Scope of Pledge Guarantee

The scope of pledge guarantee include the principal, interest, compound interest, punitive interest, penalties, indemnifications, all fees associated with exercising a claim (including but not limited to litigation fees, arbitration fees, attorneys fees, travel expenses, execution fees, security fees, appraisal fees, auction or sales fees, transfer fees, advertising fees, etc) and any other fees due under the principal contract.

Article 5.	Delivery and Safekeeping of the Certificates of the Pledged Rights

1.	Upon the execution of this contract, Party B must deliver certificates of the pledged rights and other relevant documents to Party A for safekeeping.

2.	Party A must properly maintain such certificates of the pledged rights.

3.
Upon the occurrence of any event, for any reason not attributable to Party A, that may significantly reduce the value of the pledged rights, so much that it will harm Party A’s rights, Party A has the right to demand Party B to provide corresponding guarantee.

Article 6.	Registration of the Pledged Rights

Article 7.	Insurance

Article 8.	Realization of the Pledgee’s Rights

1.
After obtaining Party A’s written approval, Party B may transfer to a third party, or license to a third party, the pledged rights hereunder; however, all proceeds of the transfer consideration or licensing fees shall be first used to repay the claims under the guarantee or be put in an escrow with a thirty party that Party A approves.

2.
Party A can use the amount of acceptance fulfillment or the goods received (if such rights are pledged) to repay the debts under the guarantee, or deposit them with a third party approved by Party A with PB bearing all the associated fees.

3.
If, after the maturity of the debts obligation, the debtor fails to repay debts, thus causing the pledged rights to be sealed or retained by the people's court, Party A has the right to charge the natural yields or statutory yields on such pledged rights starting from the date of such seal or retention.

4.
Party A has the right to dispose of the pledged rights and use the proceeds from such disposal to be repaid first upon the occurrence of any of the following: dissolution of the principal contract pursuant to the provisions therein or to the law; the debt obligation have been accelerated due to the circumstances set forth in the principal contract.

5.
If the claims under the guarantee are guarantee by both property security and by personal guarantee, and the debtor fails to repay the matured debts or any of the circumstances stipulated between the parties hereto occurs that triggers the exercise of its right to realize its claims, Party A has the right to choose the exercise of the right to the property security or to demand the guarantor to assume its responsibility for guarantee.

Article 9.	Representations and Warranties

Party B hereby makes representations and warranties as below:

1.	If Party B is a legal entity or an organization, it is legally incorporated and registered and has right and ability to execute and perform this contract;

2.
Party B guarantees that there are no joint owners of the pledged rights or, if there are, that Party B has already obtained the written consent from such joint owner.  Party B promises to provide such consent to Party A for safekeeping prior to the execution of this contract;

3.
Party B comprehends completely the content of the principal contract and the execution and fulfillment of this contract is based on Party B’s bono fide expression of intent and on the legitimate and valid authorization secured in accordance with the requirements of its articles of association or other internal management documents.

In case the guarantor is a company, the guarantee provided has been approved by the board of directors, or shareholders in accordance with its articles of association.  If its articles of association has limit on the maximum total amount of the guarantee or the amount of each guarantee, Party B warrants that the guarantee under this contract does not exceed such limit set forth in the articles of associations.

The legal representative or authorized agent who executed this contract on behalf of Party B has legitimate and valid authorization from the company; the execution and fulfillment of this contract will not constitute a violation of any contract, agreement or other legal documents that are binding to Party B;

4.	All the documents and materials provided by Party B to Party A are accurate, authentic, complete and valid.

5.	As of the date of execution of this contract, Party B has not concealed any existing security interest on the pledged rights;

6.	If any security interest is established on the pledged rights or the pledged rights are involved in major litigation or arbitration, Party B must notify Party A promptly.

Article 10.	Contracting Negligence

After the contract is executed, if Party B refuses to process, or delays, the procedures of registration of the pledged rights or for any other reason on the part of Party B, the contract cannot take effect, it shall be contracting negligence of Party B, and Party B shall assume liability to compensate Party A for any consequent loss.

Article 11.	Disclosure of Related Party Transaction

Article 12.	Rights and Obligations of Party A

1.
Has the right to dispose the pledged rights hereunder if, upon the expiration of the principal contract, the debtor fails to repay debt principal, interests and other corresponding fees pursuant to the provisions therein.

2.	Has the right to demand Party B to take actions to prevent the pledged rights from being harmed by any third party.

3.	If equity rights are pledged, Party A has the right to know and enquire about Party B’s corporate operation activities and attend relevant board meetings or shareholder meetings.

4.           Has the obligation to properly maintain the certificates of the pledged rights.

5.	Within the effective period of this contract, Party A shall issue written notification promptly to Party B if Party A transfers, in accordance to the law, the principal claim of debt to a third party.

6.
If the debtor under the principal contract repay the debts according to the schedule specified or in advance, Party A must return certificates of the pledged rights and other relevant documents to Party B.

7.	Other rights or obligations pursuant to the law or the provisions herein.

Article 13.	Rights and Obligations of Party B

1.
Party B shall still bear joint and several liability within the original scope of guarantee stipulated in this contract if Party A transfers its claim of debt under the principal contract to a third party this contract becomes effective.

2.
The agreement to amend the principal contract between Party A and the debtor under the principal contract does not require Party B’s consent, unless such amendment increases Party B’s liability under guarantee (with the exception of interest adjustment already provided), and Party B shall still bear guarantee liability within the scope of guarantee stipulated in this contract.

3.
The damage compensation and reimbursement received by Party B from a third party or from the State for appropriation must first be subrogated to the pledged rights to be used to pay off Party A or be escrowed.

4.
No drafts, checks, promissory notes, debentures, deposit slips, warehouse notes and delivery bill that are used as records of acceptance or delivery date shall be reported missing or lost during the effective period of the guarantee; and Party B must issue written documents to notify the relevant issuing bank or individual, lender and escrow agents.

5.	Party B shall not transfer or allow others to use the pledged rights hereunder without Party A's approval.

6.	After this contract has become effective, Party B must make proper arrangements for its pledge obligations hereunder if Party B undergoes spin-off, merger or equity restructuring.

7.	If Party A's pledgee's rights are or are likely to be harmed by a third party, Party B has the obligation to notify Party A and prevent Party A's rights from being harmed.

8.
Party B must notify Party A promptly in writing upon the occurrence of any of the following: changes in the operation structure, such as contracting operation, lease, joint operation, merger, spin-off, equity restructuring, joint venture with foreign enterprises; increase/decrease of registered capital or changes in the scope of operations; involvement in major economic disputes or litigation; disputes about the pledged rights; bankruptcy, going out of business, dissolution, forced shutdown, revocation of business license; change of address, telephone number and legal representative and others.

9.	Party B agrees that, if Party B fails to notify Party A of any change of contact information, all documents will be considered received if they are sent to the address specified herein.

10.	Party B has the right to demand the return of all certificates of the pledged rights after the debtor under the principal contract has repaid all the debts.

11.	Other rights or obligations pursuant to the law or the provisions herein.

Article 14.	Assumption of Fees

Party B shall be responsible for all the fees in connection with the execution and performance of this contract and with the resolution of disputes arising from this contract, unless otherwise stipulated.

Article 15.	Event of Default

1.	Party B violates the provisions herein and transfers without authorization or disposes in any means, either in whole or in part, the pledged rights;

2.	Party B impedes by any means Party A's disposal of the pledged rights pursuant to this contract or law;

3.	When the value of the pledged rights hereunder is reduced or damaged, Party B refuses to provide additional corresponding guarantee as requested by Party A;

4.
The representation made by Party B in this contract is not authentic or Party B violates the warranties made under this contract;            Party B’s cessation of operation or its dissolution, dismantlement or bankruptcy; The occurrence of any event described in Section 6 of Article 7 that adversely affects Party B’s financial situation and its ability to perform this contract

5.	Violation by Party B of other provisions of this contract;

6.	Party B terminates its operations or is dissolved, its business license revoked or is bankrupt;

7.	The occurrence of events of default under by Party B under other contracts by and between Party B and Party A or other entities of Party A;

If any of events of default occurs, Party A is entitled to take any or all of the following actions:

1.	To request Party B to cure the default, and perform its guarantee obligations in time;

2.	To decrease, cease or terminate the credit line extended to Party B in whole or in part;

3.
To cease or terminate the business applications of Party B under this contract or under other contracts by and between Party A and Party B in whole or in part; to cease or terminate the issuance of loans that have not been issued, or the trade finance that has not been handled in whole or in part;

4.	To accelerate the payment of all principal and interest outstanding under other contracts by and between Party A and Party B, and such sums shall become immediately due;

5.	To terminate or cancel this contract and other contracts by and between Party A and Part B in whole or in part;

6.	To request Party B to indemnify Party A’s loss caused by the default;

7.	Exercise Party A's pledgee's rights;

8.	Other methods that Party A considers to be necessary.

Article 16.	Effectiveness, Change, Cancellation and Termination

1.
The contract becomes effective upon execution of the two parties and the contract ends after the repayment of all the principal under the principal contract and its associated interest, punitive interest, compound interest, penalties, indemnifications, fees for realizing claims and all other fees due.

2.	The contract, upon effectuation, is legally binding to each party’s legal successors and assigns.

3.	This guarantee contract is independent from the principal contract, and shall not become void in the event the principal contract becomes null.

Article 17.	Notarization

Article 18.	The Status of This Contract

This contract is independent of the principal contract and its effectiveness shall not be affected by the determination of invalidity, in whole or in part, of the principal contract.

Article 19.	Governing Law and Dispute Resolution

1.	Governing Law: the laws of the People’s Republic of China

2.
Dispute Resolution: through negotiations. In the event the both parties fail to reach agreements through negotiation, both parties hereby agree to use the same dispute resolution set forth in the principal contract.

Article 20.	Special Statement

1.
Party B acknowledges that all the provisions under this contract have been  thoroughly negotiated among all parties; that it understands all of the contents of the contract; that the contract does not contain circumstances that limit or waive its liabilities and that it has not disputes with any of the provisions.

2.
Party B authorizes that Party A may submit all of credit information during the term of loans (or credit lines) to the Credit Reference Center of the People’s Bank of China or other competent authorities, and that Party A may look up the aforesaid information submitted to such institutions.

Article 21.	Miscellaneous

Article 22.	Other Covenants

Party A:  Guangdong Development Bank Holdings Co., Ltd., Shenzhen Branch
Legal Representative/ Authorized Person:  /personal seal/ YANG Xiaozhou
Date: December 7, 2010

Party B:  Comtech Software Technology (Shenzhen) Co., Ltd.
Legal Representative/ Authorized Person:  /s/ ZHAO Bingfu
Date: December 7, 2010

Attachment 1: "List of Pledged Rights"